UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 12 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 11, 2004

Commission File Number 1-6227

LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)

    Delaware                                 42-0823980
            (State of Incorporation)    (I.R.S. Employer Identification No.)

215 N. Main Street, Davenport, Iowa 52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

Item 9. Regulation FD Disclosure

On March 11, 2004, Lee Enterprises, Incorporated (the Registrant) reported its revenue for the month of February 2004, and is furnishing the related release under Item 9. The following exhibit is included herein:

EXHIBIT 99.1 Monthly Revenue Release – February 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: March 11, 2004	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

EXHIBIT 99.1 – Monthly Revenue Release – February 2004

Lee Enterprises, Incorporated
215 Main St.
Davenport, IA 52801-1924
www.lee.net

NEWS RELEASE

Lee Enterprises reports revenue statistics and earnings outlook

DAVENPORT, Iowa (March 11, 2004) — Lee Enterprises, Incorporated (NYSE: LEE), reported today that publishing revenue in February increased 11.7 percent over a year ago, a result of improved advertising sales and an additional Sunday this year.

On a same property(2) basis, which excludes the effects of acquisitions and divestitures, total advertising revenue increased 12.3 percent. Retail advertising revenue increased 10.8 percent. Classified advertising revenue increased 11.4 percent, with employment up 30.2 percent, automotive up 0.2 percent, real estate up 19.2 percent, other newspaper classified categories up 5.0 percent, and classified in non-daily publications up 3.2 percent. National advertising revenue, a small category for Lee, increased 21.9 percent. Niche publication revenue increased 35.7 percent and online advertising revenue increased 39.6 percent. Total same property publishing revenue increased 10.6 percent.

Circulation revenue increased 7.2 percent, also reflecting the additional Sunday this year.

Mary Junck, chairman and chief executive officer, said: “Even without the extra Sunday, it’s clear that our focus on revenue continues to show strong results in a still-lukewarm economy. For example, the Newspaper Association of America recently reported an average ad revenue growth of 2.6 percent in the December quarter – while Lee showed growth of 4.3 percent. We credit the impressive work of our people in pursuing Lee’s top five priorities – growing revenue creatively and rapidly, improving readership and circulation, emphasizing strong local news, building our online future, and exercising careful cost controls.”

The additional Sunday in February 2004 makes a direct year-over-year comparison difficult, as Sundays generate substantially more advertising and circulation revenue than any other day of the week. February’s strong revenue growth can be evaluated in a more meaningful way by considering it along with March results, as that month this year has one fewer Sunday than in 2003. Lee’s revenue statistics for March are scheduled for release on April 16 and will include a table combining February and March results to eliminate the effect of the Sunday exchanges. Lee estimates that the extra Sunday this year increased advertising revenue by approximately $2.5 million to $3 million.

EARNINGS OUTLOOK

A recent ruling by the United States Court of Appeals for the 7th Circuit affirmed an earlier United States District Court decision that certain “critical vendor” payments made by Kmart Corporation during its bankruptcy proceedings in 2002 were without legal authority and are subject to recovery from the recipients. Lee is among many recipients of the payments included in certain lawsuits brought in the Kmart bankruptcy to recover those critical vendor payments. As a result, Lee’s March quarterly results will reflect a pretax charge of approximately $500,000 to accrue for the prospect that Lee will be required to refund critical vendor payments received. The charge will reduce earnings for the quarter by less than one cent per common share. Lee’s Madison Newspapers, Inc., affiliate is also affected, but to a lesser extent.

Including the Kmart charge, Lee expects that diluted earnings per common share from continuing operations will be 35 to 36 cents for the quarter ending March 31, 2004. The earnings announcement is scheduled for April 16, along with revenue statistics for March.

The February revenue table follows.

Lee Enterprises is based in Davenport, Iowa, and is the premier publisher of daily newspapers in midsize markets. Lee owns 38 daily newspapers and a joint interest in six others, along with associated online services. Lee also publishes nearly 200 weekly newspapers, shoppers and classified and specialty publications. Lee stock is traded on the New York Stock Exchange under the symbol LEE. More information about Lee Enterprises is available at www.lee.net.

The Private Securities Litigation Reform Act of 1995 provides a “Safe Harbor” for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company’s current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100

LEE ENTERPRISES, INCORPORATED
Revenue and Statistical Summary
(Unaudited)
PUBLISHING REVENUE

		February				Year To Date

(Thousands)	2004	2003	%		2004	2003	%

	(1)(2)	(1)(2)			(1)(2)	(1)(2)
Advertising:
Retail	$ 21,661	$ 19,548	10.8%		$ 117,570	$ 113,088	4.0%
National	1,476	1,211	21.9		7,640	6,566	16.4
Classified:
Daily newspapers:
Employment	3,627	2,785	30.2		15,734	14,446	8.9
Automotive	3,092	3,085	0.2		16,142	16,206	(0.4)
Real estate	2,852	2,393	19.2		13,646	11,986	13.8
All other	2,050	1,953	5.0		11,036	10,695	3.2
Other publications	3,012	2,918	3.2		14,108	13,856	1.8

Total classified	14,633	13,134	11.4		70,666	67,189	5.2

Niche publications	761	561	35.7		4,005	2,903	38.0
Online	878	629	39.6		3,934	2,931	34.2

Total advertising	39,409	35,083	12.3		203,815	192,677	5.8
Circulation	10,828	10,104	7.2		54,584	53,795	1.5
Commercial print	1,553	1,496	3.8		7,744	7,920	(2.2)
Online services and other	2,124	2,064	2.9		10,428	9,700	7.5

Total same property
publishing revenue	53,914	48,747	10.6%		276,571	264,092	4.7%
Acquisitions	553	--	N	M	553	--	N	M

Total publishing revenue	$ 54,467	$ 48,747	11.7%		$ 277,124	$ 264,092	4.9%

                DAILY NEWSPAPER ADVERTISING VOLUME

		February			Year To Date

(Thousands of Inches)	2004	2003	%	2004	2003	%

	(1)(2)	(1)(2)		(1)(2)	(1)(2)
Retail	768	708	8.5%	4,359	4,382	(0	.5)%
National	46	39	17.9	221	197	12.2
Classified	835	796	4.9	4,364	4,190	4.2

Total, same property	1,649	1,543	6.9%	8,944	8,769	2.	0%

NOTES TO REVENUE AND STATISTICAL SUMMARY:

(1)	The month had one more Sunday than the prior period. The fiscal year to date had one more Saturday and Sunday and one fewer Tuesday than the prior period.

(2)

Same property comparisons exclude acquisitions and divestitures made in the current and prior year. Same property revenue also excludes revenue of Madison Newspapers, Inc. (MNI), in order to comply with SEC regulations related to disclosure of non-GAAP financial measures. Lee owns 50% of the capital stock of MNI, which for financial reporting purposes is reported using the equity method of accounting.

(3)	The Company’s fiscal year ended on September 30.

(4)	The Company disclaims responsibility for updating information beyond release date.